UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 24, 2012

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PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact name of registrant specified in its charter)

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Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

 (Address of principal executive offices)

Registrant’s telephone number, including area code:  (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 24, 2012, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”), through Phillips Edison – ARC Shopping Center Operating Partnership, L.P., the Company’s operating partnership (the “Operating Partnership”), entered into a secured revolving credit facility (the “Secured Credit Facility”) with KeyBank National Association, an unaffiliated entity, as sole lead arranger (“KeyBank”), to borrow up to $40.0 million.   The Secured Credit Facility includes a sublimit of $4.0 million for swing line loans and a sublimit of $4.0 million for letters of credit.  The

Secured Credit Facility provides the Operating Partnership with the ability from time to time to increase the size of the Secured Credit Facility up to a total of $250.0 million.  The Secured Credit Facility will be secured by those properties of the Company that it chooses to add to the borrowing base.  The Company intends to use the Secured Credit Facility to fund the acquisition of grocery-anchored shopping centers.

The Secured Credit Facility matures on December 24, 2015 and contains two one-year extension options that the Operating Partnership may exercise upon payment of extension fees equal to 0.20% and 0.30%, respectively, of the total commitment under the Secured Credit Facility at the time of each applicable extension.  Amounts outstanding under the Secured Credit Facility will bear interest at either (1) the sum of (a) the greater of (x) the prime rate announced by KeyBank from time to time or (y) the federal funds effective rate plus 0.50%, plus (b) 1.0% to 2.0% depending upon the Company’s then current leverage ratio (the “Base Rate”) or (2) LIBOR plus 2.0% to 3.0% depending upon the Company’s then current leverage ratio (the “Fixed Rate”). The Operating Partnership has the option to elect whether advances under the Secured Credit Facility will incur interest at either the Base Rate or the Fixed Rate.  The Operating Partnership must pay to KeyBank a quarterly unused facility fee that equals the amount of the Secured Credit Facility unused by the Operating Partnership on a given day multiplied by either (i) 0.20% if 50% or more of the Secured Credit Facility is being used or, (ii) 0.30% if less than 50% of the Secured Credit Facility is being used.

The Secured Credit Facility requires monthly payments of accrued unpaid interest. The Operating Partnership has the right to prepay any outstanding amount at any time, provided that the Operating Partnership pays a fixed rate price adjustment for any prepaid amount that accrues interest at the Fixed Rate. The Company and certain of its subsidiaries have guaranteed the Operating Partnership’s obligations under the Secured Credit Facility.

The Secured Credit Facility requires the maintenance of certain financial covenants, including: (i) consolidated leverage ratio; (ii) consolidated fixed charge coverage ratio; (iii) consolidated tangible net worth; (iv) minimum borrowing base; and (v) minimum mortgaged properties. The Company is currently in compliance with all such covenants.

Press Release

On December 26, 2012, the Company issued a press release announcing its entry into the Secured Credit Facility.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

99.1    Press Release dated December 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: December 26, 2012	By:	/s/ Mark Addy ___________
Mark Addy
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.                                 Description

Ex. 99.1                                       Press Release dated December 26, 2012